                                                                   EXHIBIT 10.16

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made and entered into on this 6th day of July, 1995, by and between Fluoroware, Inc., a corporation organized and existing under the laws of Minnesota, U.S.A., with its principal place of business at Chaska, Minnesota (U.S.A.) (hereafter "Supplier") and Metron Semiconductors Europa B.V., a limited liability company organized and existing under the laws of The Netherlands, with its principal place of business at Almere, The Netherlands (hereafter "Distributor").

     WHEREAS, Supplier designs, manufactures and sells products for use in the semiconductor industry, which Products are more particularly described in Exhibit A attached hereto (the "Products") , and wishes to expand its market for the Products in the geographical areas set forth in Exhibit B attached hereto (the "Territories");

     WHEREAS, Distributor has served as Supplier's distributor under various distribution agreements dating back to 1975;

         WHEREAS, Distributor wishes to assign this Agreement to those of its subsidiaries and affiliates in the respective Territories as more particularly described in Exhibit B;

     WHEREAS, Supplier wishes to appoint Distributor and Distributor wishes to accept such appointment, as the independent, exclusive distributor of the Products in the Territories on the terms and conditions set forth herein; and

     NOW, THEREFORE, Supplier and Distributor agree as follows:

1.   Appointment of Distributor, Terms of Product Sales.

     1.1 Subject to all of the terms and conditions of this Agreement, Supplier hereby appoints Distributor, and Distributor hereby accepts such appointment, as the exclusive, independent distributor of the Products in the Territories. Supplier may, however, sell Products to third parties for use in the Territories on a representative basis, provided that Supplier shall pay Distributor a commission with respect to such sales equal to ten percent (10%) of the applicable sales list price of the Products. In certain representative sales of Products, Supplier may allocate the commission between Distributor and a third party, such allocation determined by Supplier on an equitable basis and based on services performed by Distributor with respect to such Products, consistent with past practice between Supplier and Distributor. Moreover, Supplier shall not be prohibited from establishing technical or support offices or organizations in the Territories, provided that such offices or organizations may not engage in sales of the Products.

     1.2 With the exception of Supplier's Critical Fluid Management products, or such other products as agreed to by Supplier and Distributor, Supplier shall sell the

          Products to Distributor at Supplier's current U.S. domestic sales list prices, less Distributor's discount, as provided in Exhibit A. Supplier's Critical Fluid Management products shall be sold through Fluoroware GmbH to Distributor at Supplier's current GmbH sales list price less Distributor's discount, as provided in Exhibit A. Supplier may change its sales list prices upon sixty (60) days' advance written notice to Distributor.

     1.3 Distributor shall have the right of first refusal to act as distributor in the Territories and under the terms of this Agreement for any modified, revised, up-dated or replacement products sold by Supplier and related to the Products. Supplier shall notify Distributor immediately of any such products.

     1.4 Sales to the Distributor will be invoiced on an open account basis. Sales invoices will be due for payment sixty (60) days after shipment of the Products. A late payment penalty may be applied to late payments for Products accented by Distributor or Distributor's customers, without prior written approval by Supplier. Such penalty shall be equal to the lesser of the following interest rates in effect on the date the payment was due: (i) two points plus the prime interest rate as announced by Harris Trust and Savings Bank, and (ii) three points plus the statutory default late payment interest rate under the laws of the Netherlands applicable to distribution agreements.

     1.5 Supplier shall retain title to the Products and bear the risk of loss until delivery to the carrier, F.O.B. Supplier's factory or distribution center, at which time title shall pass and the risk of loss shall be borne by Distributor (or Distributor's customers). Provided, however, that beginning September 1, 1996, Supplier and Distributor shall implement procedures to provide for Supplier to retain title to the Products and bear the risk of loss until delivery F.O.B. at Distributor's warehouse (or the place of acceptance by Distributor's customer). In any event, Distributor (or Distributor's customers) shall, directly or indirectly, bear the cost of any customs duties, taxes, shipping and handling costs, and insurance with respect to the shipment of the Products.

     1.6 Notwithstanding the general rule provided in Section 1.5 above, Supplier and Distributor may negotiate and arrange for certain sales of Products pursuant to terms under which either: (i) Supplier shall retain title to the Products and bear the risk of loss until delivery, F.O.B. Distributor's warehouse (or the place of acceptance by Distributor's customer) , or (ii) Supplier shall retain title to the Products and bear the risk of loss until delivery to the carrier, F.O.B. Supplier's factory or distribution center.

2.   Obligations and Covenants of Supplier.

     2.1 Supplier will use its best efforts to comply with Distributor's request for the means of shipping the Products as specified in Distributor's orders and shall use its best efforts to notify Distributor in the event that Supplier is unable to comply with such request. Supplier shall not send partial shipments of Distributor's orders unless Distributor agrees in advance.

     2.2 Absent extraordinary circumstances and subject to written agreement by Supplier and Distributor (such agreement which shall not be unreasonably withheld), Supplier shall not sell the Products directly to customers in the Territories and shall refer to Distributor in a timely manner all orders and inquiries relating to the Products originating from within or outside the Territories to the extent such orders or inquiries relate to Products destined for use within the Territories.

     2.3 In negotiation or renegotiation of any agreement with any of its other distributors, agents or employees subsequent to the date of this Agreement, Supplier will insist upon a covenant that such other distributor, agent or employee will not seek customers or establish a branch or maintain any distribution outlet in the Territories.

     2.4 Supplier will, from time to time, supply Distributor, at Supplier's cost, with a reasonable quantity of promotional materials in the English language, such as literature, catalogs and other advertising materials relating to the Products. Such promotional materials shall also be translated in the native language of the country to which the Products are shipped if required by applicable law.

     2.5 Supplier will provide Distributor with reasonable numbers of the Products for Distributor to use as samples and demonstration models. The supply of the Products under this provision shall be on a consignment basis only.

     2.6 Supplier will conduct technical seminars and provide training for sales or services related to the Products for the benefit of Distributor's employees. Each party shall be responsible for the expenses (including the cost of transportation, meals and lodging) incurred by its own employees attending such seminars or training.

     2.7 Supplier will, from time to time, and at its own cost (including the cost of salaries and lodging for Supplier's employees), participate in international trade shows for promoting the Products in the Territories pursuant to agreement by Supplier and Distributor.

     2.8 Supplier will use its best efforts to assist Distributor to facilitate any import processing by providing Distributor with all required documents and information.

     2.9 Supplier agrees to comply with all applicable export control laws and regulations relating to the Products. Supplier will also use its best efforts to provide information necessary for Distributor to comply with all applicable export control laws and regulations relating to the Products.

     2.10 Supplier's warranties with respect to the Products are set forth in the Exhibits C-1, C-2, C-3 and C-4 which are attached hereto and incorporated herein by reference. Such warranties may be amended, supplemented or replaced by Supplier, provided that Supplier provides Distributor with sixty (60) days' prior written notice of such amended, supplemented or replacement warranties.

     2.11 Without Distributor's prior written consent, Supplier will not use, reproduce, disclose or otherwise make available to any person, other than Supplier's employees or agents who have a need to know such information, any and all information, written or oral, which is disclosed by Distributor to Supplier, identified as confidential information and not generally available to the public. The term "confidential information" shall not include information provided by Distributor to Supplier exclusively for the purpose of soliciting potential and actual sales of the Products. In addition, the term "confidential information" shall not include any information that is or becomes known to the public through no fault of Supplier.

     2.12 Supplier shall accept for credit any inventory of spares or equipment which is obsolete, provided that Distributor shall review its inventory on an annual basis for the purpose of determining obsolescence, and Supplier may refuse any Products held by Distributor for more than twelve (12) months. Supplier shall accept such obsolete equipment or spares within six (6) months after written notice of obsolescence by Distributor. Moreover, Supplier shall accept for credit or refund any consumable Products that are in the original packaging and in good, saleable condition as determined by Supplier. Supplier's credit or refund shall be pursuant to agreement between Supplier and Distributor. Distributor shall pay all costs of custom duties, insurance, shipping and handling costs for returned Products.

     2.13 During the term of any warranty made by Supplier with respect to any Product sold by Distributor, Supplier shall maintain an adequate inventory of spare parts for such Product.

     2.14 Upon delivery of each Product by Supplier to Distributor, Supplier shall supply Distributor or its customers with adequate documentation for purposes of servicing and trouble-shooting such Product. Such documentation shall comply with any applicable law. The cost of any such manuals and documentation shall be included in the price of the Product under Section 1.2 of this Agreement.

3.   Obligations and Covenants of Distributor.

     3.1 Distributor will use its best efforts to market and sell the Products in the Territories.

     3.2 Except as otherwise required by law, Distributor will market and sell the Products without removing or altering any labels, trade names, trademarks, notices, labels, serial numbers or other identifying marks, symbols or legends affixed to any of the Products or their containers or packages.

     3.3 Supplier shall not be liable under any warranties made by Distributor with respect to any of the Products which exceed the warranties made by Supplier. Supplier may modify any warranties upon reasonable notice to Distributor, provided, however, that such amended warranties will not apply to Products sold or Products which Distributor has entered into a contract to sell but which have not yet delivered.

     3.4 Without Supplier's prior written consent, Distributor shall not use, produce or disclose or otherwise make available to any person, other than Distributor's employees or agents who have a need to know such information for the performance of its obligations hereunder, any and all information written or oral, which is disclosed by Supplier to Distributor, identified as confidential information and not generally available to the public. The term "confidential information" shall not include information provided by Supplier to Distributor exclusively for the purpose of soliciting potential and actual sales of the Products. In addition, the term "confidential information" shall not include any information that is or becomes known to the public through no fault of Distributor.

     3.5 Distributor shall furnish to Supplier, upon Supplier's reasonable requests from time to time, reports including, but not limited to, actual and forecast sales, market conditions and competitive activity.

     3.6 Distributor will, from time to time, and at its own cost (including the cost of salaries and lodging for Distributor's employees), participate in international trade shows for promoting the Products in the Territories pursuant to agreement by Supplier and Distributor.

     3.7 Distributor shall use its best efforts to install and service any Products during any applicable warranty period. Distributor may contract with other individuals or business entities to assist Distributor in installing and servicing the Products, provided that such individuals or business entities: (i) have adequate training to install and service the Products, and (ii) agree in writing that they will not compete with Supplier by selling any products or equipment in the Territories during the term of this Agreement, to the extent that such products or equipment are similar in function to any Products sold by Supplier.

4.   Term and Termination.

     4.1 Unless and until sooner terminated as provided for herein, this Agreement shall continue for a term of three (3) years commencing on July 1, 1995 and will be deemed automatically renewed thereafter for one or more additional terms of two (2) years and on the same conditions.

     4.2 This Agreement may be terminated by either party upon providing the other party with written notice of termination more than twelve (12) months prior to expiration of the applicable term, i.e., more than twelve (12) months prior to expiration of the initial three-year term or more than twelve (12) months prior to expiration of an ensuing two-year extension.

     4.3 In the event of a breach of any material provision of this Agreement, this Agreement may be terminated upon ninety (90) days' written notice given by the nonbreaching party to the other party, which notice shall specify the breach on which the termination is based, provided, however, that in such event this Agreement shall continue in full force and effect without regard to such notice if the other party cures the breach specified in the notice within the said 90-day period.

     4.4 This Agreement will terminate immediately upon the occurrence of any of the following events:

          (a) All or any substantial part of the property of either party shall be condemned, seized or otherwise appropriated, or the custody or control of such property shall be assumed by any person or agency acting or purporting to act under authority of any government (de jure or de facto) or either party shall have been prevented from exercising normal managerial control over all or any substantial part of its property by any such person or agency; or

          (b) Either party shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for its business or of all or any substantial part of its assets, or (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against either party in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or

          (c) An order, judgment or decree shall be entered without the application, approval or consent of the subject party by any court of competent jurisdiction, approving a petition seeking reorganization of the party or appointing a receiver, trustee or liquidator of its business or of all or any substantial part of its assets; or

          (d) An order or notice shall be published by any government or inter-government authority requiring the cessation of trading activities with the subject party as a result of the violation of export controls, safety or other regulatory laws.

     4.5 Upon termination of this Agreement, Distributor shall no longer have the right to serve as a distributor of the Products in the Territories and shall not be entitled to any additional consideration as a result of such termination. However, Distributor shall have the right to continue selling in the Territories the Products which are in Distributor's inventory at the time of termination of this Agreement; such right, however, shall terminate six (6) months after termination of this Agreement. Supplier shall accept all Products returned by Distributor for full refund if Distributor so requests in writing within twelve (12) months after termination of this Agreement, such refund to be made at the prices for which the Products were originally purchased by Distributor from Supplier, provided that the returned Products are in good condition as approved by Supplier, such approval by Supplier shall not unreasonably be withheld or delayed.

     4.6 Upon termination of this Agreement, Distributor shall cease to represent itself as being a distributor of Supplier. Within sixty (60) days after termination, Distributor will return to Supplier all promotional materials for and samples and demonstration models of the Products.

     4.7 Notwithstanding termination of this Agreement upon notice as provided in Section 4.2 of this Agreement, Supplier shall continue to provide Products in conformity with and pursuant to the terms of this Agreement during the remaining term of this Agreement. Further, in the event of a termination notice, Distributor shall notify Supplier by the termination date, of a list of all prospective customers interested in the Products. If, within six (6) months after the termination date, Supplier receives a purchase order from any of the identified prospects, Supplier (i) shall promptly notify Distributor of such purchase order and (ii) shall pay to Distributor a commission equal to the Distributor's discount with respect to the Products under such purchase order.

     4.8 Notwithstanding termination of this Agreement, Distributor shall continue to perform all warranty service during the term of any applicable warranty period, whether such warranty expires before or after the termination of this Agreement, with respect to any Products sold by, on behalf of, or in cooperation with Distributor.

     4.9 Upon the termination, expiration or non-renewal of this Agreement, Supplier shall not be liable to Distributor for any compensation, reimbursement or damages on account of the loss of prospective profits from anticipated sales, or on account of any expenditures, investments, losses or commitments in connection with the business or goodwill of Supplier, Distributor, or otherwise, provided that Supplier has not breached any material provision of this Agreement, except as expressly provided in Section 4.7 of this Agreement.

5.   Indemnification.

     5.1 Distributor hereby agrees to indemnify and hold Supplier harmless from and against any and all damages, liabilities, fines or expenses incurred by Supplier as a result of Distributor's breach of any provision hereof.

     5.2 Supplier hereby agrees to indemnify and hold Distributor harmless from and against any and all damages, liabilities, fines or expenses incurred by Distributor as a result of Suppliers breach of any provision hereof.

     5.3 Supplier agrees to defend and hold Distributor harmless from and against any and all damages, liabilities, fines or expenses incurred by Distributor in connection with any claim or lawsuit arising out of the design, manufacture, use, Supplier's warranty, or any defect ("gebrek") of any of the Products, provided that Distributor has complied with its obligations hereunder and has given prompt notice of the claim or lawsuit to Supplier together with all information and documents relating to such a claim or lawsuit. Distributor hereby agrees to assist Supplier in defending such claim or lawsuit.

     5.4 Supplier agrees to defend and hold Distributor harmless from and against any and all damages, liabilities, fines or expenses incurred by Distributor in connection with any claim or lawsuit arising out of any infringement or alleged infringement of any patent or other intellectual property rights of any person, firm or company in the Territories, provided that Distributor has given prompt notice of the claim or lawsuit to Supplier together with all information and documents relating to such a claim or lawsuit. Distributor hereby agrees to assist Supplier in defending such claim or lawsuit.

     5.5 The indemnification agreements as provided in this Section 5 shall continue in full force and effect despite the expiration, recision, or termination of this Agreement.

6.   Relationship of the Parties.

     6.1 The relationship between Supplier and Distributor is an independent contractor relationship between a seller and buyer. Neither Distributor, nor any employee of Distributor, shall be considered an employee or agent of Supplier for any purpose. Unless otherwise expressly authorized in writing by the other party hereto, neither party shall have the right or authority to assume or create any responsibility, express or implied, on behalf of or in the name of the other party hereto, or to bind the other party in any manner whatsoever, or to accept payment from any person on behalf of the other party.

     6.2 Supplier hereby grants a license to Distributor permitting Distributor to use Supplier's trademarks and trade names only in connection with the sale of Products. Distributor agrees to use Supplier's trademarks and trade names in connection with the sale of any Products. This license shall terminate upon the termination of this Agreement, at which time Distributor shall cease to and shall not thereafter use, and shall not permit any of its agents, employees or subsidiaries thereafter to use, for any purpose whatsoever, any of Supplier's trademarks or trade names other than for the purpose of selling Products in Distributor's inventory as specifically provided in
          Section 4.5 of this Agreement, or pursuant to any other written agreement between the parties. Nothing in this Agreement shall be deemed to transfer to or confer upon Distributor any right, title or interest in any trademark or trade name owned by or used by Supplier.

     6.3 During the term of this Agreement and for a period of six (6) months after termination of this Agreement, (i) Supplier shall not, without Distributor's prior written consent, solicit employees of Distributor or any of its subsidiaries for employment with Supplier or otherwise interfere, with Distributor's relationship with its employees, and
          (ii) Distributor shall not, without Supplier's prior written consent, solicit employees of Supplier or any of its subsidiaries for employment with Distributor or otherwise interfere with Supplier's relationship with its employees. This Section shall not restrict or prohibit (i) Supplier from hiring an employee of Distributor or any of its subsidiaries, if such employee applies for employment with Supplier by responding to an announcement of an available employment position, and (ii) Distributor from hiring an employee of Supplier or any of its subsidiaries, if such employee applies for employment with Distributor by responding to an announcement of an available employment position.

7.   Assignment.

     7.1 Neither this Agreement nor any right, title, interest or obligation hereunder may be assigned or otherwise transferred by either party or their assignees, transferees or successors in interest without the prior written consent of the other party. This Agreement shall inure to the benefit of such assignees, transferees and other successors in interest of the parties in the event of an assignment or other transfer made consistent with the provisions of this Agreement.

     7.2 By its signature to the Agreement, Supplier consents to the assignment of this Agreement to Distributor's affiliated companies in the respective geographical areas set forth in Exhibit B attached hereto.

8.   Force Majeure.

     Neither party shall be liable for any breach of this Agreement occasioned by an act of God, labor disputes, unavailability of transportation, goods or services, governmental restrictions or actions, change in the law, war (declared or undeclared) or other hostilities, or by any other event, the condition or cause of which is beyond the control of such party. In the event of nonperformance or delay attributable to any such causes, the period for performance of the applicable obligation hereunder will be extended for a period equal to the period of delay. However, the party so delayed shall use its best efforts, without obligation to expend substantial amounts not otherwise required under this Agreement, to circumvent or overcome the cause of the delay. In the event that any such delay exceeds sixty (60) days, either party may at its option terminate this Agreement effective immediately by giving written notice thereof to the other party.

9.   Notices.

     Any notice required to be given hereunder shall be deemed to have been effectively given only when delivered personally to an officer of the applicable party, or when first sent by telefax and confirmed by registered mail, addressed to the ,applicable party at its address set forth below, or at such other address as such party my hereafter designate as the appropriate address for the receipt of such notice:

     To Supplier at:                   Fluoroware, Inc.
                                       Attention:  Stan Geyer
                                       102 Jonathan Boulevard North
                                       Chaska, Minnesota 55318 U.S.A.

     To Distributor at:                 Metron Semiconductors Europa B.V.
                                        c/o Metron Technology Corporation,
                                        Attention:  Edward Segal
                                        770 Lucerne Drive
                                        Sunnyvale, California 94086-3844
                                        U.S.A.

     with a copy to:                    Metron Semiconductors Europa B.V.
                                        Attention:  Udo Jaensch
                                        Saturnstra e 48
                                        D-85609 Aschheim
                                        Germany

10.  Waiver.

     No waiver by either party of strict compliance with all terms and conditions of this Agreement shall constitute a waiver of any subsequent failure of the other party to comply strictly with each and every term and condition hereof.

11.  Complete Agreement.

     This Agreement constitutes the entire agreement between the parties relating to the subject matter contained herein and it supersedes and terminates any and all prior agreements between them, including the Distribution Agreement between Supplier and Distributor dated September 1, 1988, and the Conditions of Sales Representative Term Agreement between Supplier and Metron Semiconductors (Hong Kong) Ltd., dated June 4, 1985, as amended on October 22, 1985, June 4, 1986, and June 19, 1986. If any provision, or application hereof, of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications that can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had not been contained herein. This Agreement may be amended or otherwise modified only by a written document signed by authorized representatives of the parties.

12.  Counterparts.

     This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which shall constitute but one instrument.

13.  Arbitration and Applicable Law.

     13.1 Any dispute between the parties arising out of or in connection with this Agreement that cannot be settled amicably between the parties shall be finally resolved by arbitration. Arbitration proceedings shall be conducted in Minneapolis, Minnesota pursuant to the International Arbitration Rules of the American Arbitration Association. In the event that either party makes a demand for arbitration, the arbitrator shall be selected by mutual agreement between the parties, or if the parties are unable to agree on an arbitrator within twenty (20) days after a demand for arbitration is made, the arbitrator shall be selected by the American Arbitration Association. Disputes subject to arbitration hereunder for claims in the aggregate amount of One Million (U.S.) Dollars ($1,000,000.00) shall be resolved by a panel of three independent impartial arbitrators, one arbitrator selected by Supplier, one by Distributor and the third by the other two arbitrators. Failure to select an arbitrator within twenty (20) days of a demand for arbitration shall be deemed a waiver of a right to select an arbitrator and one will be selected by the American Arbitration Association. All arbitrators shall be persons with skill and experience in the industry. The costs of arbitration, but not the costs and expenses of the parties, shall be shared equally by Supplier and Distributor.

     13.2 Either party shall have the right to review, prior to the submission of its case to the arbitration panel, any and all documents in the possession of the other party which relate to such other party's performance under, or the conduct of its activities in connection with, this Agreement.

     13.3 The governing language of this Agreement shall be English. This Agreement shall be interpreted and enforced in accordance with the laws of the United States and the State of Minnesota, without giving effect to choice of law principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

     13.4 The agreement to arbitrate as provided in this Section 13 shall continue in full force and effect despite the expiration, recision, or termination of this Agreement. The parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge or jury.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DISTRIBUTOR                            SUPPLIER

METRON SEMICONDUCTORS EUROPA B.V.      FLUOROWARE, INC.


By    /s/ Illegible                    By /s/ James Dauwalter
   -------------------------------        --------------------

Title Executive Vice President         Title Executive Vice President
      ----------------------------            -------------------------

Distribution Agreement                                            6th July, 1995

                                    EXHIBIT A

1.   The following Products are covered by this Distribution Agreement:

     1.1 Except as provided in Sections 1.2 and 1.3 below, or pursuant to a written agreement between Supplier and Distributor, Distributor shall be the exclusive distributor of the following Products and any products which are intended to replace such Products:

          (a)  Microelectronics Materials Management Products.

               *    HTC 8020 Cleaning Systems
               * all products listed in Supplier's following catalogs, in effect as of the effective date of this Distribution
                    Agreement:

                    *    Handling Products for the Semiconductor Back-End
                    *    Handling Products and Services for the Data Storage
                         Industry
                    *    Wafer Handling Products for the Semiconductor Industry
                    * Mask and Reticle Handling Products for the Semiconductor Industry
                    *    Specialized Handling Products
                    *    Labware

          (b)  Critical Fluid Management Products.

               *    espy Sensing Components

               * all products listed in the Fluoroware Fluid Handling Products and Technical Reference Manual (3-ring binder) with the following subcatalogs, in effect as of the effective date of this Distribution Agreement:

                    *    Valves and Fluid Controls
                    *    Tube Fittings and Tubing
                    *    PureBond Fusible and Related Piping Products
                    *    Specialty, Custom Fab and Accessory Products
                    *    FluoroPure Chemical Container Product
                    *    Process Tanks

          Any new product lines manufactured by Supplier subsequent to the effective date of this Distribution Agreement will be covered by this Distribution Agreement only upon written agreement between Supplier and Distributor.

     1.2  Products Limited to certain Supplier offices.

          Matrix trays may be distributed only by Metron Semiconductors Limited, Metron Semiconductors Asia Limited and Metron Semiconductors (Hong
          Kong) Limited.

     1.3  Products under a non-exclusive distributor basis.

          FluoroTrac identification products, FluoroTrac spares, and Flat Panel Display products may be sold by Distributor on a non-exclusive basis.

2. Distributor's discount for each Product shall be a percentage of Supplier's sales list price within a range of five percent (5%) to forty percent (40%), unless otherwise agreed to in writing by Supplier and Distributor.

Distribution Agreement                                            6th July, 1995

                                    EXHIBIT B

     The Territories covered by this Distribution Agreement include each of the following countries and any country that is a successor to such countries. Responsibility for the Territories are divided among Distributor's subsidiaries as follows:

Metron Semiconductors Deutschland GmbH

         Albania                            Latvia
         Armenia                            Lithuania
         Austria                            Macedonia
         Azerbaijan                         Moldova
         Belarus                            Poland
         Bosnia & Hercegovina               Romania
         Bulgaria                           Russia
         Croatia                            Slovakia
         Czech Republic                     Slovenia
         Estonia                            Switzerland
         Georgia                            Tajikistan
         Germany                            Turkey
         Greece                             Turkmenistan
         Hungary                            Ukraine
         India                              Uzbekistan
         Kazakhstan                         Yugoslavia
         Kyrgyzstan

Metron Semiconductors Deutschland GmbH, Filiale Italiana

         Italy
         Malta

Metron Semiconductors Benelux B.V.

         The Netherlands
         Belgium
         Luxembourg

Metron Semiconducteurs France S.A.

         France
         Spain
         Portugal

Metron Semiconductors Ltd.

         United Kingdom
         Republic of Ireland

Metron Semiconductors Nordic AB

         Denmark
         Finland
         Norway
         Sweden

Metron Semiconductors (Israel) Ltd.

         Israel

Metron Semiconductors (Hong Kong) Limited

         Hong Kong

Metron Semiconductors Asia Limited and Metron Semiconductors Far East Limited

         Peoples Republic of China
         Indonesia
         Korea
         Malaysia
         Philippines
         Singapore
         Taiwan
         Thailand

                                   EXHIBIT C-1

                 Microelectronics Materials Management Products

--------------------------------------------------------------------------------
Quality Policy      Fluoroware, Inc. is dedicated to providing quality products and services that satisfy our customers' needs. Quality is the responsibility of every employee. Our focus is on continuous improvement and prevention methods for achieving quality.



                    Dan Ouememoen
                    Chairman of the Board and Chief Executive Officer

                    Fluoroware is ISO certified. This certification, issued by SGS International Certification Services, covers all design, manufacture and sale of close tolerance plastic products produced by injection molding, rotational molding, extrusion, machining and fabrication.

--------------------------------------------------------------------------------

How to Order        Contact your local sales representative or Fluoroware.
Fluoroware          Fluoroware Products
Products

                    FLUOROWARE, INC.
                    102 Jonathan Boulevard North
                    Chaska, Minnesota 55316 USA
                    Telephone: 612/448-3131
                    Telefax: 612/448-5224
                    CUSTOMER SERVICE: 612/448-8181

                    Please use a complete ordering numbers when placing an order.

--------------------------------------------------------------------------------

Environmental       Fluoroware is dedicated to the conservation of the earth's
Statement           resources to ensure that future generations may also enjoy the beauty and diversity of the natural environment.

                        Please recycle this catalog. Please contact Fluoroware for information on recycling your plastic products.

--------------------------------------------------------------------------------

Technical Support   Fluoroware has technical service personnel who are always
Services            ready to assist you with your questions and concerns about
                    Fluoroware(R) products and your specific application.
                    We are committed to being your resource for quality products and efficient technical service. Contact your local sales representative or Fluoroware, Inc. 612/448-3131.


                                      C-1-1

Conditions          Terms and Delivery
of Sale             Net 30 days, FOB Chaska, Minnesota unless otherwise
                    specifically provided in writing. In all cases, risk of loss or damage in goods in transit shall fall upon Purchaser, whose responsibility it shall be to file with the carrier.

                    Warranty Fluoroware, Inc. warrants each new Fluoroware Product against defects in materials or workmanship for a period of ninety (90) days from the date of purchase and, upon confirmation of defects, agrees as is exclusive remedy to receive defective product without charge, shipping expenses to be paid by customer.

                    Fluoroware, Inc. is not responsible for such damage resulting from accident, misuse or abuse, or lack of reasonable care.

                    IMPORTANT: NO OTHER WARRANTY, WRITTEN OR ORAL IS AUTHORIZED BY FLUOROWARE, INC. NO RESPONSIBILITY IS ASSUMED FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED.

                    Claims and Returns Claims for storage or inaccurate filling of orders must be made to Fluoroware, Inc. within 30 days after receipt of goods. All returns must have an accompanying return authorization number regardless of reason for return. Return procedures must be initiated by phone or mail contact directly with Fluoroware, Inc. There will be a restocking charge on any items returned for credit or exchange when the error is not Fluoroware's.

                    Price All prices are subject to change without notice and are based on standard packaging. For information on pricing, please contact Fluoroware.

                    Product Changes Fluoroware, Inc. reserves the right to make design changes for the improvement of a product.

                    Special Orders Product runs of parts with special materials/revisions or parts requiring a special material revision will be quoted as specials and are NOT RETURNABLE when made to a customer's specification.

--------------------------------------------------------------------------------

Trademarks          Fluoroware(R), STAT-PRO(R), RoBox(R), FluoroTrac(TM),
                    ORION(TM) and PolyPure(TM) are trademarks of Fluoroware, Inc.
                    Tellon(R), Tyvek(R), Tefzel(R) and Dalrin(R) are registered trademarks of DuPont.
                    Calanex(R)is a registered trademark of Hoechst Celanese.
                    Ultem(R)is a registered trademark of G.E. Plastics.
                    Solei(R)is a registered trademark of Solvay and Cie.


                                      C-1-2

                                   EXHIBIT C-2

                      HTC 8020 System and FluoroTrac System
                                                                Product Support
--------------------------------------------------------------------------------
INSTALLATION

     Installation of HTC systems is performed by the customer. Facilities requirements are provided by the Fluoroware Account Manager to the appropriate customer contact. It is the Account Manager's responsibility to review facilities requirements, warranty, training and installation with the appropriate customer contact(s).

SYSTEM START-UP

     A Fluoroware Field Service Representative will visit the customer to ensure correct installation and to conduct the initial start-up of the equipment. This field support is included in the system cost. Fluoroware requires notification of system start-up at least two weeks in advance. Fluoroware will give faster response when feasible, but will only commit to a two week response time. If facility hookup is not complete when the Fluoroware Representative arrives, the start-up will be rescheduled and Fluoroware will bill the customer for additional time and expense. It is the responsibility of the Account Manager to inform the appropriate customer contact of this, insuring the facility hookup is complete when the Field Service Representative arrives.

WARRANTY INFORMATION

     Fluoroware, Inc. warrants each HTC 8020 System against defects in materials or workmanship for a period of (1) year from the date of shipment and, upon confirmation of the defect agrees, at its option, to repair or replace the defective component without charge. Fluoroware will pay shipping expenses for any defective components.

     Fluoroware, Inc. is not responsible for product damage resulting from accident, misuse or abuse, or lack of reasonable care.

     No responsibility is assumed for any special, incidental, or consequential damages. Implied warranties for merchantability and fitness for a particular purpose are specifically disclaimed.


                                      C-2-1

Entegris                                             Integrated Shipping Systems

                                                                  Entegris, Inc.
                                                          4405 Arrows West Drive
                                                 Colorado Springs Colorado 80907
                                                          Telephone 719-528-2600
                                                          Facsimile 719-528-2690


                        Entegris, Inc., ISS Amendments to
                     Metron/Fluoroware Distribution Contract
                                (7/6/98 Renewal)

Entegris, Inc. Integrated Shipping Systems (ISS) has noted the following exceptions to the Distribution Agreement, executed between Metron Technologies, Inc. and Fluoroware, Inc., dated July 7, 1995, hereafter "Agreement" in these Amendments. The following sections shall be amended and replace the respective sections of the Agreement as noted;

Section

1.1 Entegris, Inc. - ISS (hereafter "Supplier" in these Amendments) will maintain offices for sales support to identified Strategic Accounts, referred to in Exhibit "Al", and within the territories identified in the attached amendments to Exhibit "B1". ISS personnel will actively sell to identified Strategic Accounts, globally. Supplier International Sales Managers (ISM) will direct Metron Technology, Inc. (hereafter "Distributor" in these amendments) and Supplier personnel, within their assigned regions, to meet business unit goals and objectives. The Distributor sales personnel will also take direction from the Supplier Strategic Account Managers (SAM) on any activity involving an identified Strategic Account within their respective territories.

1.2 Entegris ISS will sell Products, as defined in Exhibit "Al", to the distributor per the attached price list, unless product is shipped directly from the Supplier manufacturing facilities or distribution centers to the customer ("drop ship") in which case Supplier shall extend Distributor a ten percent (10%) discount off of the end customer "net sales price" or commercial invoice. "Net sales price" for the purpose of this Agreement shall mean the price received by the Supplier, excluding any sales taxes, value added taxes (VAT), duties, transportation charges, freight charges, foreign exchange rate differential, or other items which are ordinarily and customarily deducted from the gross sales price. The attached price list will be reviewed on a semi-annual basis. Concurrent to the semi-annual price list review, Supplier shall have the right to modify Exhibit "Al". Entegris ISS will give a sixty (60) day advance notice of impending changes to the price list, based on the semi-annual review. Submittal of a Price Deviation Request (PDR, sample attached) will document any requested deviation from the attached price list. The Supplier Product Marketing Manager must approve the PDR prior to acceptance of any purchase order from the Distributor. Distributor will reference recommended selling price guidelines (maximum / minimum) established on the attached price list.

     The Supplier agrees to pay a five percent (5%) commission based upon a percentage of "net sales price" received from the sale of the Products to identified Strategic Accounts. All prices are F.C.A / F.O.B. point or origin or manufacture. In case of a blanket order, the sale occurs when the blanket order buyer submits instructions for the actual delivery of the Products. The Supplier will pay the commission during the month following receipt of payment. When commission has been paid and the Products are returned at a later date for credit, the commission paid will be deducted against Distributor future commissions. No commission will be paid on returned goods, samples, restocking charges, tooling fees, engineering charges, second operations, or special run charges that are considered abnormal to operations.

1.4 Sales to the Distributor will be invoiced on an open account basis. All terms are net thirty (30) days, with a one and one-half percent (1-1/2%) monthly service charge on the unpaid balance, not to exceed the maximum amount permitted by law. Supplier reserves the right to withhold services and remaining Products until payments on this or any other order are current

1.5 All prices are exclusive of taxes and are F.O.B. point of manufacture or origin. All applicable duties, sales, use, VAT, or excise taxes will be added to the purchase price and itemized and/or invoiced separately. For Product purchased by the Distributor, title to the Product shall be passed to the Distributor and Distributor shall bear the risk of loss, F.O.B. Suppliers factory or distribution centers.

1.6  This section is excluded.

2.2 Supplier will negotiate pricing, accept purchase orders from, ship directly to, and invoice all designated Strategic Accounts or entities, located within any of the Distributor's Territories. All orders from designated Strategic Accounts will be placed with an Entegris, Inc. customer service representative. Supplier shall present and freely share global strategies, objectives, and goals for each designated Strategic Account, with locations within the Distributor's Territories, with the Distributor personnel.

2.4 Supplier will, from time to time, supply Distributor, at Supplier's cost, with a reasonable quantity of promotional materials in the English language, such as literature, catalogs and other advertising materials relating to the Products. The Distributor will only translate such materials to other languages on approval of the Supplier Product Marketing Department and after final draft review. Cost of translations to other languages will be borne by the Distributor, unless approved in advance by Supplier.

2.5 Supplier will provide Distributor with reasonable numbers of the Product for the Distributor to use as samples and demonstration models, on an as needed basis only. Distributor will insure that all such product shall be destroyed or returned to Supplier if the product does not reflect the current acceptable engineering revision levels or acceptance criteria.

2.10 Supplier warrants that at the time the Products are delivered to the Distributor, they will meet the Supplier's Product specification, for a period of ninety (90) days. Said warranty is limited, at the option of Supplier, to repair or replacement of the defective item, provided that such item is returned to Supplier, transportation prepaid for inspection and approval. Distributor will follow Supplier establish Corrective Action procedures.

     THE EXPRESS WARRANTIES HEREIN CONTAINED ARE IN LIEU OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FOR FITNESS FOR ANY PARTICULAR PURPOSE, PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING UPON SELLER'S SKILL AND JUDGMENT TO SELECT OR FURNISH PRODUCTS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES WHICH ARE NOT CONTAINED IN THIS AGREEMENT. SELLER SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE PRODUCT OR THEIR USE BY PURCHASER. THIS WARRANTY SHALL NOT APPLY TO PRODUCTS WHICH HAVE BEEN SUBJECT TO MISUSE OR ABUSE, MISAPPLICATION, REPAIR OR TAMPERING IN ANY WAY SO AS TO AFFECT PERFORMANCE

2.12 Supplier shall only accept for credit any inventory of Product that is obsolete, provided that said product is no older than ninety (90) days. Supplier determines definition and designation of obsolete product and is obligated to give sixty (60) days notice of Product obsolescence. Supplier may refuse any products held by the Distributor for more than ninety (90) days after written notice of obsolescence by Supplier.

3.1 Distributor will use its best efforts to sell the products in the Territories. Distributor will support SAM activity and take direction from the SAMs and ISMs in implementation of designated Strategic Account strategies, objectives, and goals.

4.2 These amendments will be effective for twelve- (12) months from the execution date. Either party, upon providing a ninety- (90) day written notice of termination, prior to the expiration date, may terminate these Amendments to the Agreement stated herein. If neither party provides notice to terminate, these Amendments to the Agreement will automatically extend for an additional twelve- (12) month term and this amendment will revert to the original Section 4.2, as written in the Agreement, dated 7/6/98, between Fluoroware Inc. and Metron Technologies Inc.

4.5 Upon termination of these Amendments to the Agreement, Distributor shall no longer have the right to serve as a distributor of the Products in the Territories and shall not be entitled to any additional consideration. All Products in possession of the Distributor shall be returned to the Supplier, using Supplier approved means. An authorization number provided by Supplier and only upon prior authorization must accompany product returned. Only those Products that are new and unused currently manufactured, and which have been shipped to the Distributor within ninety
     (90) days, will be accepted for return. Non Standard Products may not be returned for credit. Products must be securely packed and sealed, in original packaging, to reach Supplier without damage. Damaged Products will not be accepted or considered for credit.

With the exceptions as noted above, Entegris, Inc. - Integrated Shipping Systems recognize all other provisions of the Agreement.


 /s/ Richard M. Lemons                       /s/ Michael Grandinctti
------------------------------------        ------------------------
Richard M. Lemons                           Michael Grandinetti
Senior Vice President, Entegris, Inc.       Executive Vice President
Integrated Shipping Systems                 Metron Technology, Inc.


  October 22, 1999                          October 17, 1999
--------------------------------------      -----------------
Date                                        Date



                         THIS SPACE INTENTIONALLY BLANK

Entegris                                             Integrated Shipping Systems

                                                                  Entegris, Inc.
                                                          4405 Arrows West Drive
                                                 Colorado Springs Colorado 80907
                                                          Telephone 719-528-2600
                                                          Facsimile 719-528-2690

         Entegris, Inc. - ISS Amendments to Metron / Fluoroware Contract
                                (7/6/98 Renewal)
                                   EXHIBIT Al

1. The following Products are covered by this Distribution Agreement, in addition to the Products defined in the original Exhibit A, dated 7/6/95:

     1.1. Distributor shall be the exclusive distributor of the following Products and any Products which are intended to replace such Products:

          1.1.1. Wafer Shipping System

               a.   Ultrapak(R)Wafer Shipping Systems - All sizes

               b. Ultrapak(R)SC (Sentinel Cassette) Wafer Shipping Systems - All Sizes

               c.   Voyager(R)150mm, 200mm, and 300mm Wafer Shipping Systems

               d.   Crystalpak(R)Wafer Shipping systems - 200mm and 300mm

               e. Crystalpak(R)SC (Sentinel Cassette) Wafer Shipping Systems - 200mm and 300mm

               f.   Sentinel(R) and Sentinel Plus@ Wafer Shipping Systems -
                    200mm

               g.   Orion(R) Wafer Shipping Systems - All Sizes

          1.1.2. 300mm Front Opening Shipping Box (F.O.S.B.)

          1.1.3. Disk Shipping System

               a.   All Sizes

          1.1.4. Disk Process Carrier

               a.   All Sizes

2.   Distributors discounts for each Product, defined herein, shall be:

     2.1. Orders shipped directly to Metron Technology location, as defined in Exhibit "B" - Per attached price list.

     2.2. Orders shipped directly to Metron Technology customer location

          - Ten Percent (10%) of net sales price established on Customer Purchase Order to Metron Technologies

          or

          - Ten Percent (10%) of net sales price established on Commercial Invoice to Metron Technologies customer.

3. The following accounts are designated as Entegris, Inc. ISS Global Strategic Accounts. For these accounts the Distributor will provide local representative support and receive a five percent (5%) commission on paid invoices for product shipped to the Strategic Account entities or locations within the Distributor's defined Territories, outlined on Exhibit B1.

     3.1  Disk Strategic Accounts

          -    Seagate Technologies Inc.
          -    International Business Machines (IBM) Inc.
          -    Komag Inc.
          -    HMT Inc.
          -    MMC
          -    Hoya
     3.2. Wafer Strategic Accounts

          -    Wacker
          -    Shinetsu Hartdotai (SEM
          -    MEMC
          -    Sumitomo Sitix
          -    Komatsu
          -    Mitsubishi Silicon



                THE SPACE BELOW THIS SECTION INTENTIONALLY BLANK

Entegris                                             Integrated Shipping Systems

                                                                  Entegris, Inc.
                                                          4405 Arrows West Drive
                                                 Colorado Springs Colorado 80907
                                                          Telephone 719-528-2600
                                                          Facsimile 719-528-2690

          Entegris, Inc. - ISS Amendments to Metron/Fluoroware Contract
                                (7/6/98 Renewal)
                                   EXHIBIT B1

With the exception of the designated Strategic Accounts, listed on Exhibit Al, located within any of the listed Territories, the Territories covered by this Distribution Agreement include each of the following countries and any country that is a successor to such country. Responsibility for the Territories are divided among Distributor's subsidiaries as follows:

Metron Semiconductors Deutschland GmbH
--------------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors Deutschland GmbH, Filiale Italiana
--------------------------------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors Benelux B.V.
----------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconducteurs France S.A.
----------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors Ltd.
--------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors Nordic AB
-------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors (Israel) Ltd.
-----------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors (Hong Kong) Limited
-----------------------------------------
Refer to original Exhibit B, dated 7/6/95

Metron Semiconductors Asia Limited and Metron Semiconductors Far East Limited
----------------------------------     --------------------------------------
Refer to original Exhibit B, dated 7/6/95

ALL SALES WITHIN JAPAN ARE SPECIFICALLY EXCLUDED

ALL SALES TO LG SILTRON (WORLDWIDE) ARE SPECIFICALLY EXCLUDED